EIGHTH AGREEMENT OF AMENDMENT, made as of July 1, 1997, by and among the parties to the Fourth Amended and Restated Agreement of Limited Partnership, made as of January 1, 1991, as heretofore amended, (as amended, the "Limited Partnership Agreement") of Glickenhaus & Co., a New York limited partnership (the "Partnership").


                                    RECITALS
                                    ________


         The parties hereto wish to amend the Limited Partnership Agreement to reflect the withdrawal of James M. Glickenhaus as a Limited Partner and his admission as a General Partner and certain other changes necessitated thereby.

              1. Schedule A of the Limited Partnership Agreement is hereby amended in its entirety to read as follows:

                 "SCHEDULE A
                 ___________

                 Name & Address
                 ______________

                 Seth M. Glickenhaus
                 100 Dorchester Road
                 Scarsdale, NY 10583

                 Alfred Feinman
                 134 Lincoln Avenue
                 Purchase, NY 10577

                 James M. Glickenhaus
                 Marble Hall
                 Rye, NY 10580.".


              2. Schedule B of the Limited Partnership Agreement is hereby amended in its entirety to read as follows:

                 "SCHEDULE B
                 ___________

                 Name & Address
                 ______________

                 Sarah B. Glickenhaus
                 100 Dorchester Road
                 Scarsdale, NY 10583

                 Nancy Brody Pier
                 110 Riverside Drive
                 New York, NY 10024.".


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              3. Paragraph 6.1 of Article VI of the Limited Partnership
Agreement is hereby amended in its entirety as follows:

                      "The following amounts shall be paid as
                 annual salaries and shall be payable whether or not there are Partnership Profits:

                 (1) Seth M. Glickenhaus                 $150,000
                 (2) Alfred Feinman                      $150,000
                 (3) James M. Glickenhaus                $150,000.".


              4. Paragraph 7.3(a)(2)(iii) of Article VII of the Limited Partnership Agreement is hereby amended in its entirety to read as follows:

                      "(iii) Investment Management Profits
                 remaining shall be allocated among the Partners listed below in the following percentages:

                 Seth M. Glickenhaus                   31.45%
                 Sarah B. Glickenhaus                  26.38%
                 Nancy Brody Pier                      18.07%
                 James M. Glickenhaus                  24.10%
                                                       ------
                                                      100.00%.".


              5. Paragraph 7.3(c)(1)(ii) of Article VII of the Limited Partnership Agreement is hereby amended in its entirety to read as follows:

                      "(ii) Other Partnership Profits remaining
                 shall be allocated among the Partners set forth below in the following percentages (collectively, the "Percentage Interests," individually, a "Percentage Interest," with respect to any General Partner, a "General Partner Percentage Interest" and, with respect to all General Partners, collectively, the "General Partner Percentage Interests"):


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                 Seth M. Glickenhaus                   30.00%
                 Sarah B. Glickenhaus                  29.00%
                 Nancy Brody Pier                      15.00%
                 James M. Glickenhaus                  25.00%
                 Alfred Feinman                         1.00%
                                                      -------
                                                      100.00%.".


              6. As herein modified, the Limited Partnership Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date first above written.


                                      GENERAL PARTNERS:


                                      /s/ SETH M. GLICKENHAUS
                                      _______________________________
                                      Seth M. Glickenhaus


                                      /s/ ALFRED FEINMAN
                                      _______________________________
                                      Alfred Feinman


                                      /s/ JAMES M. GLICKENHAUS
                                      _______________________________
                                      James M. Glickenhaus


                                      LIMITED PARTNERS:


                                      /s/ SARAH B. GLICKENHAUS
                                      _______________________________
                                      Sarah B. Glickenhaus


                                      /s/ NANCY BRODY PIER
                                      _______________________________
                                      Nancy Brody Pier












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